UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

   Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-12

                            Commercial Concepts, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box)

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

                  ______________________________________________________________
         2)       Aggregate number of securities to which transaction applies:

                  ______________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

                  ______________________________________________________________
         4)       Proposed maximum aggregate value of transaction:

                  ______________________________________________________________
         5)       Total fee paid.

                  ______________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Acr Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  ______________________________________________________________
         2)       Form, Schedule or Registration Statement No:

                  ______________________________________________________________
         3)       Filing Party:

                  ______________________________________________________________
         4)       Date Filed:

                  ______________________________________________________________

                            COMMERCIAL CONCEPTS INC.
                           324 South 400 West, Suite B
                           Salt Lake City, Utah 84101

                NOTICE OF THE 2000 ANNUAL MEETING OF SHAREHOLDERS
                          To be Held September 5, 2000

To the Shareholders of Commercial Concepts Inc.,

         Notice is hereby given that the Annual Meeting of the Shareholders of Commercial Concepts Inc. (the "Company"), a Utah corporation, will be held on September 5, 2000, at 3:00 P.M. MDT time, at the Company's principal offices located at 324 South 400 West, Suite B, Salt Lake City, Utah, 84101 for the following purposes:

         1. To elect five directors to serve until the 2001 Annual Meeting of Shareholders;

         2. To ratify the selection of Fitzgerald Sanders, LLC as the Company's independent public accountants for the fiscal year ending February 28, 2001;

         3.       To ratify the amended by-laws of the Company;

         4. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock of the Company to 75,000,000 shares; and

         5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Requests for additional Proxy Statements, Notices of Annual Meeting and Annual Reports should be made to Commercial Concepts Inc., 324 South 400 West, Suite B, Salt Lake City, Utah 84101.

         The Board of Directors has fixed the close of business on June 15, 2000, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting. Only holders of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting and any adjournment(s) thereof.

                                              By Order of the Board of Directors

                                              Karl Hansen, Secretary

Salt Lake City, Utah
Dated: August 1, 2000

------------------------------------

         The vote of each shareholder will be important at this meeting. You are urged to complete and sign the enclosed Proxy and return it in the enclosed postage paid envelope as soon as possible, whether or not you plan to attend the annual meeting. Such action will not affect your right to vote in person should you choose to attend the meeting.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                            COMMERCIAL CONCEPTS INC.

                  ---------------------------------------------

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Commercial Concepts Inc. (the "Company") for the 2000 Annual Meeting of Shareholders of the Company to be held on September 5, 2000, at 3:00 p.m. MDT, at the Company's headquarters, 324 South 400 West, Suite B, Salt Lake City, Utah. Shareholders will consider and vote upon the proposals described herein and referred to in the Notice of Annual Meeting accompanying this Proxy Statement.

         The close of business on June 15, 2000, has been fixed as the record date for the determination of the Shareholders entitled to notice of, and to vote at, the Annual Meeting. On such date there were outstanding and entitled to vote 25,682,630 shares of common stock. Each share of common stock is entitled to one vote on each matter to be considered at the meeting. For a description of the principal holders of such stock, see "Security Ownership of Certain Beneficial Owners and Management" below.

         Shares represented by Proxies will be voted in accordance with the specifications made thereon by the Shareholders. Any Proxy not specifying the contrary will be voted in favor of Management's nominees for directors of the Company, for ratification of appointment of the certified public accountants, for ratification and approval of the Company's amended bylaws, and for approval of the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock.

         The Proxies being solicited by the Board of Directors may be revoked by any Shareholder giving the Proxy at any time prior to the Annual Meeting by giving notice of such revocation to the Company, in writing, at the address of the Company provided below. The Proxy may also be revoked by any Shareholder giving such Proxy who appears in person at the Annual Meeting and advises the Chairman of the Meeting of his intent to revoke the Proxy.

         The principal executive offices of the Company are located at 324 South 400 West, Suite B, Salt Lake City, Utah 84120. This Proxy Statement and the enclosed Proxy are being furnished to Shareholders on or about August 14, 2000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

         The following table sets forth information as of May 31, 2000, as to each person who owns of record, or is known by the Company to own beneficially, more than five percent (5%) of any class of voting securities of the Company.

                                                   Amount and
                                                   Nature of           Percent
  Title            Name & Address                  Beneficial            Of
 of Class       of Beneficial Owner               Ownership(1)        Class(2)
 --------       -------------------               ------------        --------
Common        Lombardi Research Foundation        4,000,000             15.3%
              755 East Gregg Street #25
              Sparks, NV 89431
Common        George E. Richards                  2,147,500              8.2%
              1992 S. Chokecherry
              Bountiful, Utah  84010
Common        Tech Trust                          1,736,000              6.6%
              45 Triad Center #500-A
              Salt Lake City, Utah 84108

Common        Wilfred E. Blum                     1,641,337(3)           6.3%
              1756 East Wasatch Blvd.
              Sandy, Utah  84092

Common        Scott G. Adamson                    1,521,750              5.8%
              2485 S. Elaine Dr.
              Bountiful, Utah  84010

Common        Lee Kunz                            2,000,000(4)           7.6%
              Denver, CO

(1) Except as otherwise indicated, all shares are beneficially owned with voting and investment power held by the person named.

(2) Unless otherwise noted, based upon 26,182,630 (including shares subject to options that are exercisable within sixty days) outstanding as of May 31, 2000.

(3) Consists of 941,337 shares held by Blum, Inc., a Utah corporation, of which Mr. Blum is a controlling shareholder, 300,000 shares held by Laura Blum, 100,000 shares held by Amber Blum, 100,000 shares held by Karli Blum, 100,000 shares held by Kerri Blum (all immediate family members of Mr. Blum).

(4) Includes 1,500,000 common shares of the Company and 500,000 two-year warrants to purchase common shares of the Company.


Security Ownership of Management

         The following table sets forth certain information as of May 31, 2000, regarding the ownership of each class of equity securities of the Company by each director or nominee for director of the Company and by all executive officers and directors as a group.

                                             Amount and
                                              Nature of          Percent
 Title           Name & Address               Beneficial           Of
of Class      Of Beneficial Owner            Ownership(1)         Class
--------      -------------------            ------------         -----
Common       George E. Richards, Jr.          2,147,500           8.2%
             1992 S. Chokecherry
             Bountiful, Utah  84010
Common       Scott G. Adamson                 1,521,750           5.8%
             2485 S. Elaine Dr.
             Bountiful, Utah  84010
Common       Karl A. Hansen                   1,050,000           4.0%
             225 W. 300 S.
             Salt Lake City, Utah  84101

Common       Lee Kunz, Sr.                    2,000,000           7.6%
             Denver CO

Common       Lee Greenburg                            0             0%
             16350 Ventura Blvd. #427
             Encino, CA  91436

Common       All Directors and Officers       6,719,250          25.7%

(1) Except as otherwise indicated, all shares listed include shares subject to options that officers and directors have the right to exercise within sixty days and are beneficially owned with voting and investment power held by the person named.

Changes in Control

         The Company is unaware of any arrangement which may at a subsequent date result in any change of control of the Company.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Company's Articles of Incorporation provide that the Board of Directors shall be elected each year at the annual meeting of the Shareholders of the Company. At the 2000 Annual Meeting, the Board of Directors will nominate George E. Richards, Scott G. Adamson, Karl A. Hansen, Lee R. Kunz, Sr., and Lee Greenburg for election as directors of the Company. Upon election, the directors will serve until the next Annual Meeting of the Shareholders or until their successors have been elected and qualified. The Board of Directors believes that all of the nominees will be available and able to serve as directors.

         In the absence of instructions to the contrary, the persons named in the Proxy will vote the Proxies "FOR" the election of the nominees listed below, unless otherwise specified in the Proxy. The Board of Directors has no reason to believe that any nominee will be unable to serve, but if any nominee should become unable to serve, the Proxies will be voted for such other person as the Board of Directors shall recommend.

         Certain information concerning the nominees to the Board of Directors is set forth below:

                                                                  Has Served As
 Name of Nominee       Age        Company Position Held          Director Since
 ---------------       ---        ---------------------          --------------
George E. Richards     37      Director, Chairman, President,          1999
                               Chief Executive Officer

Karl A. Hansen         47      Director, Chief Financial               2000
                               Officer, Secretary and Treasurer

Scott G. Adamson       43      Director, Executive Vice President      1999

Lee R. Kunz Sr.        73      Director                                2000

Lee Greenburg          43      Director                                2000

Board and Committee Meetings

         There were eight meetings of the Board of Directors during the last fiscal year. For a description of directors' fees, see "Executive Compensation - Compensation of Directors.

Executive Officers and Directors

         The executive officers, directors, and significant employees of the Company are listed on the following table:

      Name                 Position                                  Age
      ----                 --------                                  ---

George E. Richards      Chairman, Director, President, Chief          37
                        Executive Officer

Scott G. Adamson        Director, Executive Vice President            43

Karl A. Hansen          Director, Chief Financial Officer,            47
                        Secretary and Treasurer

Lee R. Kunz, Sr.        Director                                      73

Lee Greenburg           Director                                      43

         The term of each executive officer is one year. Officers are elected each year at the Annual Meeting of the Board of Directors.

         Certain information regarding the business experience of these executive officers, directors and significant employees is set forth below.

         George E. Richards has served as Chief Executive Officer and a director of the Company since March 1, 1999. Mr. Richards may be elected to successive terms of office. Since June 1996, Mr. Richards has served as the President and Director of Richards & Associates, Inc., a financial consulting firm of which Mr. Richards is the sole shareholder. From May, 1993 to June, 1996, Mr. Richards was employed by The Goldenberg Group, Inc., a division of Plygem, Inc. Mr. Richards attended Cal State Fullerton.

         Scott G. Adamson has served as Executive Vice President and a director of the Company since July 1999. Mr. Adamson may be elected to successive terms of office. Since 1986, Mr. Adamson has served as the President and a director of SGA Financial Group, Inc., a financial company, which he founded to provide project and debt financing, and currency conversion services. From 1981 to 1986, Chase Manhattan employed Mr. Adamson in its Latin American division as a 2nd Vice President. Mr. Adamson received a Bachelors of Science in Business Administration from Weber State University in 1979 and a Masters of International Management from the American Graduate School of International Management in 1981.

         Karl A. Hansen has served as Chief Financial Officer and Director since February 2000. Mr. Hansen may be elected to successive terms of office. He is a Certified Public Accountant. From June 1999 to February 2000 Mr. Hansen served as a consultant with RHI Management Resources, providing financial consulting services to an Internet related company. From December 1997 to May 1999, Mr. Hansen served as CFO of East European Imports, Inc., a Miami-based importation company. From December 1987 to 1997, Mr. Hansen served as CFO of two related mining companies, American Pacific Mining Company and Jordex Resources, Inc.

From 1977 to 1987 Mr. Hansen worked in financial positions with Ernst & Young, Salomon Brothers and Lever Brothers. Mr. Hansen received a Bachelor of Science degree in management from Rensselaer Polytechnic Institute and a Bachelor of Science degree in Accounting from the Rochester Institute of Technology, awarded in 1977.

         Lee R. Kunz Sr. has served as a director since April 2000. He may be elected to successive terms of office. He is the retired CEO of Kunz Construction Company. Mr. Kunz served for 19 years on the hospital Board of Directors of Lutheran Medical Center, and was the founder and President of Wildlife Vaccines Corp. and has been associated with the development of several other biological and pharmaceutical companies. Mr. Kunz understands the challenges of financing for a new company and brings solid business experience to the Company.

         Lee Greenberg (43) is a seasoned CEO/Senior Executive with Fortune 500 experience. He was President of the West Coast subsidiary of Ply Gem Industries, CEO of the Lion Group in the United States, and a top executive with TCII. Mr. Greenberg has also served as CEO of The American Israel Chamber of Commerce in the Western US and as President of The American Israel Economic Education Foundation in the Western United States. Mr. Greenberg received a Bachelor's degree from the University of Hartford and a law degree from Pepperdine University. Mr. Greenburg owns no shares of the Company.

         During the past five years none of the officers/or directors, or any of the promoters or control persons of the Company have been partners/or executive officers of a business less than two years from the time in which a bankruptcy petition was filed against the business. Also, none of the officers/or directors, or any of the promoters or control persons have been convicted in or been the subject of any pending criminal proceedings, or the subject of any order, judgment or decree involving the violation of any federal or state securities laws. There is no unresolved significant litigation outstanding against the Company or its officers and/or directors.

         If any outside director is requested to perform services for the Company beyond normal service as a director, such director will be compensated for the performance of such services at rates to be agreed upon by such director and the Company.

         There are no family relationships between any directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate cash remuneration paid by the company for services rendered in all capacities during the last fiscal year by its Chief Executive Officer and by its most highly compensated executive officers whose cash remuneration from the Company and its subsidiaries exceeded $100,000. No executive officer received cash remuneration in excess of $100,000 in fiscal year1999 or fiscal year 1998.

         The Company has no deferred compensation plan. The following sets forth a summary of cash and non-cash compensation for each of the last three fiscal years ended February 29, 2000 and February 28, 1999 and 1998. Beginning in fiscal year 2001, the Company has instituted a performance-based bonus plan for Company management.

                           Summary Compensation Table

-------------------------------------------------------------------------------------------------------------
                                       Annual Compensation        Long-Term Compensation
                                                                          Awards
      Name and            Fiscal     Salary         Bonus     Restricted          Options/       All Other
 Principal Position        Year        ($)           ($)         Stock              SARs      Compensation
                                                                 Awards              (#)              ($)
                                                                    ($)
George E. Richards, Jr.    2000     $120,000(1)   $11,800(2)       -                  -               -
Chief Executive Officer    1999       10,000(3)       -            -                  -               -
                           1998          -            -            -                  -               -

Scott G. Adamson           2000     $ 73,233(4)   $34,900(5)       -                  -               -
Executive Vice-President   1999          -            -            -                  -               -
                           1998          -            -            -                  -               -

     (1) $72,000 paid in cash and $48,000 deferred. Deferred compensation payable by the Company to Mr. Richards in fiscal year 2001. Payment of deferred wages will be with cash or, at the option of Mr. Richards, in common stock of the Company valued at the average closing price of the common shares of the Company during the periods in which Mr. Richard's compensation was deferred.
     (2) Bonus paid in stock. On December 23, 1999 the Company issued 147,500 restricted shares to Mr. Richards, valued at $.08 per share as reported in "Certain Relationships and Related Transactions" below.
     (3) Salary paid in stock. On February 3, 1999 the Company issued 50,000 shares, valued at $.20 per share as reported in "Certain Relationships and Transactions" below.
     (4) $25,305 paid in cash and $47,928 deferred. Deferred compensation is payable by the Company to Mr. Adamson in fiscal year 2001 under the same conditions as described for Mr. Richards in (1) above.
     (5) Bonus amount consists of $9,900 paid in stock (123,750 shares of stock of the Company, valued at $.08 per share and issued on December 23,
          1999) and $25,000 deferred. The deferred bonus compensation is payable by the Company to Mr. Adamson in fiscal year 2001 under the same conditions as described for the payment of deferred wages for Mr. Richards in (1) above.

Other Compensation

         The Company does not have a key-man life insurance policy on the life of any executive officer or director. The Company provides health insurance to its employees. The Company had no other retirement, pension or similar programs in fiscal year 2000.

Stock Option Plans

         No stock options or stock appreciation rights ("SARs") have been granted by the Company.

Director Options

         There are no Director stock options or SARs.

Compensation of Directors

         Board members do not receive any directors' fees. Directors are reimbursed for their expenses of attending meetings outside the area in which they live.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The information set forth herein describes certain transactions between the Company and certain affiliated parties. Future transactions, if any, will be approved by a majority of the disinterested members of the Company's Board of Directors and will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

         On October 21, 1999 Karl Hansen accepted an offer to become the Chief Financial Officer of the Company. The Company's offer included a bonus of 500,000 restricted common shares. The bonus was increased by an additional 500,000 shares on May 31, 2000. If Mr. Hansen's employment with the Company is terminated prior to January 1, 2001, 300,000 shares will be returned. Between October 21, 1999 and March 15, 2000 Mr. Hansen purchased 50,000 common shares of the Company.

         Lee Kunz, a director of the Company since April 2000, purchased 300,000 common shares of the Company for $24,000 in November 1999, on behalf of L&B Charitable Trust, a Colorado trust. The shares were issued in reliance on Rule 504 of Regulation D promulgated under the 1933 Act. Mr. Kunz, on behalf of L & B Charitable Trust, on or about February 2000 also purchased 500,000 restricted common shares of the Company for $75,000. These shares were issued in reliance on Rule 506 of Regulation D promulgated under the 1933 Act. On or about January 2000, Mr. Kunz on behalf of L & B Charitable Trust purchased 200,000 restricted common shares of the Company for $20,000 received by the Company. The 200,000 shares acquired by L & B Charitable Trust were a part of the 2,198,000 shares issued to Scott G. Adamson, the Executive Vice President of the Company, in August 1999. The shares were endorsed to L & B Charitable Trust in March 2000.

         On or about April 18, 2000 L&B Charitable Trust purchased 500,000 restricted common shares of the Company for $100,000. The funds will be remitted to the Company at the rate of $20,000 per month over five months. The purchase price also included two-year warrants to purchase an additional 500,000 common shares of the Company at a price of $0.50 in the first year and $0.75 in the second year. These shares were issued in reliance on Rule 506 of Regulation D promulgated under the 1933 Act.

         Ron Poulton, the trustee of Tech Trust, a shareholder owning more than five percent of the outstanding shares of stock of the Company, rendered legal services to the Company from 1985 to November 1999. Legal fees and expenses paid or payable to Mr. Poulton in the twelve-month period ended February 29, 2000 totaled $28,988 and totaled $57,862 and $5,700 for the fiscal years ended February 28, 1999 and 1998, respectively.

         On December 23, 1999 the Company issued 147,500 shares of common stock to Richards & Associates, Inc., a Utah corporation, of which Mr. George E. Richards, Jr., the President and Chief Executive Officer of the Company, is the sole shareholder, 123,750 shares to Scott Adamson, its Executive Vice President, 69,300 shares to Larry D. Rogers, its Vice-President, and an aggregate of 134,500 shares to all other employees as year-end employment bonuses.

         On December 15, 1999 the Company agreed to issue an option to purchase 500,000 shares of common stock, at an exercise price of $0.104 per share, to Mr. Wilfred Blum, a director of the Company, as repayment of $52,000 of reimbursements and other expenses allegedly owed by the Company to Mr. Blum. The Company has negotiated a written agreement regarding the same with Mr. Blum.

         In August of 1999 the Company reached an oral agreement with Cybercenters International, Inc. ("Cybercenters"), a principal shareholder of which is Scott Adamson, an Executive Vice President of the Company, to acquire all of the issued and outstanding stock of Cybercenters after February 28, 2000. As part of the transaction, the Company issued 342,000 shares of stock to three shareholders of Cybercenters in consideration of an oral agreement by such persons to pay an aggregate of $18,642 to the Company. Mr. Adamson was issued 2,198,000 shares of common stock in consideration of an oral agreement to pay $131,880 to the Company. The foregoing obligations are not due and payable until the stock is sold. Mr. Adamson subsequently endorsed 800,000 of the 2,198,000 common shares issued to him to other investors for the benefit of the Company. All funds realized by such sales were remitted directly to the Company and partially offset Mr. Adamson's indebtedness to the Company. No interest accrues on the obligations.

         In July of 1999, Richards & Associates, Inc., a Utah corporation, of which Mr. Richards is the sole shareholder, and Wilfred Blum, a director of the Company, each pledged 2,000,000 shares of stock personally held by them (for an aggregate amount of 4,000,000 shares) to Lombardi Research Foundation to secure a short-term loan to the Company in the amount of $30,000. The proceeds of the loan were used to finance a business development trip to China and to purchase assets for the Company. The loan was to be repaid on or before August 1999. When the loan was not repaid by August 1999, Lombardi Research Foundation caused all 4,000,000 shares to be transferred to it pursuant to a security agreement. The shares pledged by Richards & Associates to secure the loan were issued to it on May 5, 1999 as described below. The shares pledged by Mr. Blum however, were issued to Mr. Blum by the Company's transfer agent at Mr. Blum's request without the approval of the Company's Board of Directors. Since all of the proceeds of the loan were used for the Company's benefit, on December 23, 1999, the Company issued 2,000,000 shares of common stock to Richards & Associates to replace the shares that were transferred to Lombardi. The Company did not issue replacement shares to Mr. Blum. The Company has also implemented certain procedures to prevent the issuance of stock without the approval of the Company's Board of Directors.

         On May 5, 1999, the Company issued 2,000,000 shares of common stock to Richards & Associates, Inc., a Utah corporation, of which the current Chief Executive Officer and President, George E. Richards, Jr., is the sole shareholder, in consideration of an oral agreement to pay the Company $120,000. The obligation is not payable until the shares of stock are sold and no interest accrues on the obligation.

         The Company paid Albert Fretz, who at the time of the transaction was an officer of the Company, a royalty fee of $6,750 for the year ended February 28, 1999 in relation to sales of Quick Fixx 2000 software.

         On January 25, 1999, the Company issued 2,000,000 shares of restricted common stock valued at $.06 per share, for a total amount of $120,000 to Wilfred Blum, a director of the Company and its former Chief Executive Officer and President. Of the shares issued, 1.6 million shares or $96,000 worth of stock was issued for services rendered to the Company during the fiscal year ended February 28, 1999, and 400,000 shares, or $24,000 worth of stock was issued to repay cash advances to the Company. On or about July 1999, the Company loaned $12,340 to Mr. Blum. No note was executed for this advance. The loan did not bear interest. The loan was repaid in calendar year 2000.

         On February 3, 1999, the Company issued 50,000 shares of restricted common stock valued at $.20 per share, for a total amount of $10,000 to Richards & Associates, Inc., a Utah corporation, of which Mr. George E. Richards, Jr., the current Chief Executive Officer and President of the Company, is the sole shareholder, for services rendered by Mr. Richards to the Company during the fiscal year ended February 29, 1999.

       PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected Fitzgerald Sanders LLC as the independent public accountants of the Company for the fiscal year ending February 28, 2001. Fitzgerald Sanders LLC has served as the Company's independent public accountants since 1999.

         During the two most recent years the Company has not consulted with Fitzgerald Sanders LLC on items which (i) were or should have been subject to SAS 50 or (ii) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2)).

         Representatives of Fitzgerald Sanders, LLC are expected to attend the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will be afforded the opportunity to make a statement if they desire to do so.

         In the absence of instructions to the contrary, the persons named in the Proxy will vote the Proxies FOR ratification of the selection of Fitzgerald Sanders LLC as independent public accountants for the Company.

  PROPOSAL THREE - RATIFICATION OF REVISED BY-LAWS FOR COMMERCIAL CONCEPTS, INC

         At the annual meeting, the shareholders are being asked to approve a new set of by-laws for the Company. A complete version of these revised by-laws is included in this Proxy as Exhibit 1.

         The revision of Commercial Concept's by-laws is being requested in order to update the by-laws to reflect the Company's changed status. Originally formed in 1984 as a mining development company, Commercial Concepts today has changed its focus to the development of proprietary software development platforms. The Company's Board of Directors believes the new by-laws more appropriately reflect this new operational focus.

              VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

         The affirmative vote of a majority of the shares of the Company's Common Stock present or represented and voting at the annual meeting will be required to approve this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

     PROPOSAL FOUR - RATIFICATION OF AN INCREASE IN AUTHORIZED COMMON SHARES
                          OF COMMERCIAL CONCEPTS, INC.

         At the annual meeting, the shareholders are being asked to approve an increase in the authorized common shares of Commercial Concepts, Inc. The Company currently has authorized common shares totaling 50,000,000 with a par value of $0.001. This proposal is to increase the authorized common shares of the Company by 25,000,000 to a total of 75,000,000 with a par value of $0.001.

         Commercial Concepts, Inc., as of May 31, 2000 has 25,682,630 common shares issued and outstanding, or 51.4% of the 50,000,000 currently authorized common shares of the Company. Commercial Concepts Inc. is engaged in the aggressive development of a variety of proprietary software products and will require funding to successfully achieve full commercialization of these products. The Company expects to obtain this funding via the issuance of additional common shares. The Company does not anticipate that this additional necessary funding will require issuance of all remaining authorized common shares. However, it is possible that there will be insufficient authorized but unissued common shares for the Company to take advantage of future technology or other asset acquisitions.

         The Board of Directors of Commercial Concepts Inc, strongly believes that the best interests of Commercial Concepts Inc. will be served if the authorized common shares of the Company are increased as requested in this Proposal. Inadequate authorized but unissued common shares will prevent the use of equity issuance as a tool to promote the future growth of the Company, or for any other purpose.

              VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of the Company's Common Stock will be required to approve this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

                              SHAREHOLDER PROPOSALS

         If a Shareholder wishes to present a proposal at the 2001 Annual Meeting of Shareholders, the proposal must be received by Commercial Concepts Inc., 324 South 400 West, Suite B, 2417 South 3850 West, Salt Lake City, Utah 84101 prior to September 1, 2000 (to be calculated once the meeting date is set). The Board of Directors will review any proposal which is received by that date and determine whether it is a proper proposal to present at the 2001 Annual Meeting.

                                  VOTE REQUIRED

         A majority of the 25,682,630 issued and outstanding shares of common stock of the Company shall constitute a quorum at the Annual Meeting. Under the Utah Revised Business Corporation Act, the affirmative vote of at least a majority of the shares represented at the meeting is required for all proposals to come before the meeting, except the proposal to amend the Company's Articles of Incorporation, which requires a majority vote of the shares issued and outstanding.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present, a matter for action at the 2000 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of Proxies will act in accordance with their best judgment

         In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of common stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of proxies will be borne by the Company.

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "10-KSB") MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY, ATTENTION: KARL HANSEN, SECRETARY, 324 SOUTH 400 WEST, SUITE B, SALT LAKE CITY, UTAH 84101. COPIES OF THE COMPANY'S 2000 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING THE 10-KSB, ARE BEING MAILED WITH THIS PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED BY WRITING TO COMMERCIAL CONCEPTS INC., 324 SOUTH 400 WEST, SUITE B, SALT LAKE CITY, UTAH 84101 ATTENTION: KARL HANSEN, SECRETARY.

         The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying Notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

                                             By order of the Board of Directors

                                             /s/ Karl Hansen
                                             --------------------------
                                             Karl Hansen, Secretary

Salt Lake City, Utah
August 1, 2000

                                                                 [FRONT OF CARD]

                        COMMERCIAL CONCEPTS, INCORPORATED

               PROXY FOR FISCAL YEAR 2000 MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Commercial Concepts, Inc., a Utah corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated ______________, and hereby appoints ________________ and ________________ and each of them, proxies and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the fiscal year 2000 Annual Meeting of Stockholders of Commercial Concepts, Inc., to be held on September 5, 2000 at 3:00 P.M., local time at the offices of Commercial Concepts, Inc., 324 S 400 W Suite B, Salt Lake City, 84101, or other location should expected attendance exceed the capacity of the Commercial Concept, Inc. offices, and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the attached page.

                                                                  [BACK OF CARD]

    COMMERCIAL CONCEPTS, INC., ANNUAL MEETING TO BE HELD ON SEPTEMBER 5, 2000
             AT 3:00 P.M. MST FOR STOCKHOLDERS AS OF JUNE 15, 2000.

   THIS PROXY WILL BE VOTED FOR AS DIRECTED OR, IF NO DIRECTION IS INDICATED,
                      WILL BE VOTED FOR ITEMS 1 THROUGH 4.

1. Election of directors: George Richards Jr., Scott G. Adamson,      FOR ALL          WITHHOLD VOTE
                          Karl Hansen, Lee Kunz, Lee Greenberg       NOMINEES        FROM ALL NOMINEES

   [ ]_________________________________________________________        [  ]                 [  ]
             For all nominees except as noted above

                                                                       FOR                 AGAINST
2. To ratify the appointment of Fitzgerald Sanders, LLC as
   independent accountants for the fiscal year ending                  [  ]                 [  ]
   February 28, 2001.

                                                                       FOR                 AGAINST
3. To approve the adoption of new by-laws for Commercial
   Concepts, Inc.                                                      [  ]                 [  ]


4. To approve to amend the Articles of Incorporation to increase       FOR                 AGAINST
   the common shares of Commercial Concepts, Inc. from
   50,000,000 to 75,000,000.                                           [  ]                 [  ]

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:        ________________________________________

Date:             ________________________________________

Signature if held jointly: ________________________________________________

Date:             ________________________________________

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW     [  ]